SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Getty Images, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 29, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of Getty Images, Inc. The meeting will be held at the headquarters of the Company at 601 North 34th Street, Seattle, Washington 98103, on Tuesday, May 3, 2005 at 11:00 a.m. (Pacific Time). We hope that you will be able to attend.

At the annual meeting, you will be asked (i) to elect two (2) Class II Directors to serve three-year terms, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, (iii) to approve the proposal to amend the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan to rename it the Getty Images, Inc. 2005 Incentive Plan, to increase the number of shares available for award under the Plan from 13,000,000 to 16,000,000, and to make certain other changes to the plan, and (iv) to transact such other business as may properly come before the annual meeting.

More details about the business to be conducted at the annual meeting and about the meeting itself are presented in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the proxy will not preclude you from voting in person at the meeting should you later decide to attend, as your proxy is revocable at or prior to the meeting at your discretion.

The Board of Directors of Getty Images unanimously recommends that you vote FOR both nominees for Director, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and FOR the proposal to amend the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan to rename it the Getty Images, Inc. 2005 Incentive Plan, to increase the number of shares available for award under the Plan, and to make certain other changes to the Plan.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Mark H. Getty
Chairman of the Board of Directors

GETTY IMAGES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 3, 2005

Notice is hereby given that the annual meeting of stockholders of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), will be held at the headquarters of the Company, 601 North 34th Street, Seattle, Washington, on Tuesday May 3, 2005 at 11:00 a.m. (Pacific Time) for the following purposes:

1.	To elect two (2) Class II Directors to serve until the 2008 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

3.	To approve the proposal to amend the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan to rename it the Getty Images, Inc. 2005 Incentive Plan, to increase the number of shares available for award under the Plan from 13,000,000 to 16,000,000, and to make certain other changes to the Plan; and

4.	To transact such other business as may properly come before the annual meeting and at any adjournments or postponements of the meeting.

The Board of Directors set March 11, 2005, as the record date of the meeting. This means that owners of shares of our stock at the close of business on that date are entitled to receive this notice of the annual meeting, and to attend and to vote at the meeting and at any adjournments or postponements of the meeting. Additional information regarding the matters to be acted on at the annual meeting may be found in the accompanying proxy statement.

By Order of the Board of Directors,

Jeffrey L. Beyle
Senior Vice President, General Counsel and Secretary

Seattle, Washington

March 29, 2005

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at or prior to the meeting at your discretion.

GETTY IMAGES, INC.

601 North 34th Street

Seattle, Washington 98103

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2005

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Getty Images, Inc., a Delaware corporation (“Getty Images” or the “Company”), from the holders of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, to be voted at the annual meeting of stockholders to be held at 11:00 a.m. (Pacific Time) on Tuesday, May 3, 2005, at the headquarters of the Company located at 601 North 34th Street, Seattle, Washington.

This proxy statement contains information related to the annual meeting. We hope that you will be able to attend.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked at or prior to the meeting. The proxies also may be voted at any adjournments or postponements of the meeting.

Only owners of record of shares of common stock at the close of business on the record date of March 11, 2005, are entitled to vote at the annual meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 11, 2005, there were 61,092,086 shares of common stock issued and outstanding.

The purpose of the annual meeting is to consider and act on the following proposals:

1.	To elect two (2) Class II Directors to serve until the 2008 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

3.	To approve the proposal to amend the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan to rename it the Getty Images, Inc. 2005 Incentive Plan (“Company Incentive Plan”), to increase the number of shares available for grant under the Plan from 13,000,000 to 16,000,000, and to make certain other changes to the Plan; and

4.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

The proxy materials are being mailed to the stockholders entitled to vote at the meeting on or about March 29, 2005.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act on the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of Directors, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and the amendment of the Company Incentive Plan. In addition, management will respond to questions from stockholders.

Who can attend the meeting?

All stockholders of record as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 10:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you hold your shares in street name (that is, through a broker or bank), you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of the record date) with you to the meeting. We can use that to verify your ownership of shares of Getty Images’ common stock and to admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

What is the record date and what does it mean?

The record date for our 2005 annual meeting is March 11, 2005. The record date is established by the Board of Directors as required by Delaware law. Owners of record of shares of our common stock at the close of business on the record date are entitled:

•	to receive notice of the meeting,

•	to attend the meeting, and

•	to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 11, 2005, the record date for the meeting, are entitled to receive notice of and to attend and to vote at the annual meeting and any adjournments or postponements of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

What are the voting rights of the holders of shares of Getty Images’ common stock?

Each outstanding share of Getty Images’ common stock will be entitled to one vote on each matter. You are not entitled to cumulate votes in the election of Directors.

Can I vote by telephone or via the internet?

No, you cannot.

What is a proxy?

You may legally designate another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. A proxy card has been attached to this proxy statement. Two of our executive officers have been designated as proxies for our 2005 annual meeting of stockholders. These two executive officers are Elizabeth J. Huebner, our Chief Financial Officer, and Jeffrey L. Beyle, our General Counsel.

What is a proxy statement?

A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Elizabeth J. Huebner and Jeffrey L. Beyle as proxies to vote on your behalf.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at or prior to the meeting any time before the proxy is exercised at the meeting by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a date later than the proxy you are revoking. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How can you revoke a proxy?

A stockholder can revoke a proxy by any one of the following three actions before the completion of voting at the meeting:

•	giving written notice to the Secretary of the Company,

•	delivering a later-dated proxy, or

•	voting in person at the meeting after requesting at the meeting that a previously granted proxy be revoked.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the March 11, 2005, the record date, 61,092,086 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 30,546,044 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a stockholder of record and attend the meeting, you may deliver your completed proxy card in person. If you are a street name stockholder who wishes to vote at the meeting, you will need to obtain a proxy card from the institution that holds your shares as described in the section entitled “Who can attend the meeting?” on page 2 of this Proxy Statement.

Are votes confidential? Who counts the votes?

We will continue our practice of holding the votes of all stockholders in confidence from Directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or to defend claims for or against the Company,

•	in case of a contested proxy solicitation,

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

•	to the independent inspectors of election to certify the results of the vote.

We also will continue to retain an independent tabulator to receive and to tabulate the proxies and independent inspectors of election to certify the results.

What are my voting choices when voting for Director nominees? What is the Board’s recommendation?

In voting on the election of two Director nominees to serve until our 2008 annual meeting of stockholders, stockholders may act in one of the following ways:

•	vote in favor of both nominees,

•	withhold votes as to both nominees, or

•	withhold votes as to a specific nominee,

The Board of Directors recommends a vote “FOR” both the nominees.

What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm? What is the Board’s recommendation?

In voting on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, stockholders may act in one of the following ways:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The Board of Directors recommends a vote “FOR” the proposal. If the stockholders fail to vote in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders.

What are my voting choices when voting on the matter of amendment of the Company Incentive Plan? What is the Board’s recommendation?

In voting on the amendment of the Company Incentive Plan, stockholders may act in one of the following ways:

•	vote in favor of the amendment,

•	vote against the amendment, or

•	abstain from voting on the amendment.

The Board of Directors recommends a vote “FOR” the proposal.

What vote is required to approve each item?

Election of Directors.    The two persons who receive the greatest number of affirmative votes present in person or represented by proxy at the meeting will be elected to the Board of Directors.

Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the stockholders fail to vote in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders.

Approval of Amendment of the Company Incentive Plan.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting is required for approval of the proposal to amend the Company Incentive Plan.

How are abstentions and broker non-votes counted?

A properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” with respect to the matters before the stockholders will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a properly executed proxy marked as “WITHHOLD AUTHORITY” or “ABSTAIN” will have the effect of a negative vote.

If you hold your shares in street name through a broker or other nominee, your broker or nominee may exercise voting discretion with respect to the election of Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker may not vote without your instructions with respect to the approval of the amendment of the Company Incentive Plan.

What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no instructions are given, proxies that are signed and returned will be voted “FOR” the election of all Director nominees, “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and “FOR” the proposal to amend the Company Incentive Plan.

What if other business comes before the annual meeting for a vote?

The shares of our common stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the annual meeting in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business that may come before the annual meeting.

What are the rules regarding stockholder proposals for the 2005 and 2006 meetings?

Any stockholder who intended to present a proposal at the 2005 annual meeting of stockholders was required to ensure that the proposal was delivered to the Company (i) no later than December 7, 2004, if the proposal was submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) on or after February 16, 2005, and on or before March 18, 2005, if the proposal was submitted pursuant to our bylaws. As of the date of this proxy statement, no stockholder proposals have been received.

Any stockholder who intends to present a proposal at the 2006 annual meeting of stockholders must ensure that the proposal is received by the Secretary at Getty Images, Inc., 601 North 34th Street, Seattle, Washington 98103:

•	Not later than November 29, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2006 annual meeting because the proposal must meet the other requirements of the rules of the SEC;

•	Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for our 2006 annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter no later than February 20, 2006, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4; or

•	On or after February 2, 2006, and on or before March 6, 2006, if the proposal is submitted pursuant to our bylaws, in which case the notice of the proposal must meet certain requirements set forth in our bylaws and we are not required to include the proposal in our proxy materials. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy materials.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms.

Our Restated Certificate of Incorporation provides that the term of the Class II Directors terminates on the date of the 2005 annual meeting of stockholders. The terms of the Class I and Class III Directors will terminate on the date of the annual meeting of stockholders in the years 2007 and 2006, respectively.

The Board of Directors has nominated Mark H. Getty and Christopher H. Sporborg, the Class II Director nominees named below, to serve as Class II Directors to hold office until the annual meeting of stockholders to be held in 2008 and until their respective successors are duly elected and qualified. Messrs. Getty and Sporborg currently are Class II Directors of the Company.

The remaining five Directors named below will continue in office. The Board of Directors does not anticipate that either of Messrs. Getty or Sporborg will be unable or unwilling to serve, but if either one of them should be unable or unwilling to serve, the proxies will be voted for the election of such other person as is designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a Director and of each Director continuing in office.

Nominees for Class II Directors

Name	Age	Business Experience During Past Five Years	Director Since
Christopher H. Sporborg (Class II)	65	Mr. Sporborg has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Sporborg held various positions at Hambros Bank Limited from 1962 to 1998, including Deputy Chairman of Hambros PLC and Hambros Bank Limited, Chairman and Chief Executive of Hambros Group Investments Ltd. and Chairman of Hambros Insurance Services Group PLC. Mr. Sporborg is Chairman of the Board of Directors of Countrywide plc and Chesnara plc, real estate leasing and financial services companies, and Atlas Copco UK Holdings Ltd., a tool manufacturing and leasing company. Mr. Sporborg also serves as a Director of Lindsey Morden Group Inc., an insurance services company.	1998

Mark H. Getty (Class II)	44	Mr. Getty is a co-founder of Getty Images, and has been a Director since February 1998, serving as our Executive Chairman from September 1998 to May 2004. In May 2004, Mr. Getty relinquished his role as an executive officer of the Company but remains as (non-executive) Chairman of the Board. Mr. Getty served as Co-Chairman of Getty Images from February 1998 until September 1998. He served as Executive Chairman of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Getty served as the Joint Chairman of Getty Communications Limited. Mr. Getty also is the Chairman of the Board of Directors of Getty Investments L.L.C.	1998

Vote Required

The two persons who receive the greatest number of affirmative votes present in person or represented by proxy at the meeting will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a proxy marked “WITHHOLD AUTHORITY” will have the effect of a negative vote. There can be no broker non-votes on the election of Directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF BOTH THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Other Directors

Name	Age	Business Experience During Past Five Years	Director Since
Jonathan D. Klein (Class III)	44	Mr. Klein is a co-founder of Getty Images and has been our Chief Executive Officer and a Director since February 1998. Mr. Klein served as Chief Executive Officer and as a Director of Getty Communications Limited, our predecessor, from April 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications Limited. Mr. Klein serves on the Board of Directors of Getty Investments L.L.C. Mr. Klein also serves as a Director of Real Networks, Inc., an internet media company, and the Advisory Board of the Global Business Coalition on HIV/AIDS, the pre-eminent organization leading the business fight against AIDS.	1998

Michael A. Stein (Class III)	55	Mr. Stein has been a Director since June 2002. Mr. Stein has served as Vice President and Chief Financial Officer of ICOS Corporation, a biotechnology company, since January 2001. Prior to that, Mr. Stein was Executive Vice President and Chief Financial Officer of Nordstrom, Inc., a leading fashion specialty retailer, from October 1998 to September 2000. Prior to working for Nordstrom, Mr. Stein spent nearly 10 years with Marriott International, Inc., one of the world’s leading hospitality companies, where, from 1993 to 1998, he was Executive Vice President and Chief Financial Officer. Mr. Stein also serves on the Board of Directors of Apartment Investment and Management Company, a multi-family dwelling real estate investment trust.	2002

James N. Bailey (Class I)	58	Mr. Bailey has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from September 1996 to February 1998. Mr. Bailey co-founded Cambridge Associates LLC, an investment consulting firm, in May 1973 and currently serves as its Senior Managing Director and Treasurer. He also is co-founder, Treasurer and a Director of The Plymouth Rock Company, SRB Corporation, Inc., Direct Response Corporation and Homeowners Direct Company, all four of which are insurance companies. Additionally, Mr. Bailey serves as a Director of Apartment Investment & Management Company, a multi-family dwelling real estate investment trust.	1998

Andrew S. Garb (Class I)	62	Mr. Garb has been a Director since February 1998 and served as a Director of Getty Communications Limited, our predecessor, from May 1996 to February 1998. Mr. Garb also served as a Director of Getty Investments L.L.C. from June 1996 until October 2003. Mr. Garb currently is of counsel to the law firm of Loeb & Loeb LLP, where he has practiced since 1968. He was the firm’s Managing Partner from 1986 to 1992.	1998

Name	Age	Business Experience During Past Five Years	Director Since

David Landau (Class I)	54	Dr. Landau has been a Director since September 2003. Dr. Landau co-founded Loot Ltd., one of London’s free advertisement papers, in 1985. He held various positions at Loot from 1985 to 2000, including most recently, Joint Managing Director and Chairman, until Loot was sold in 2000. Dr. Landau currently is Chairman of Saffron Hill Ventures, a venture capital company focused on technology and media.	2003

Committees, and Meetings of the Board of Directors and Committees

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Stock Option Committees. The Board of Directors has adopted written charters for the Audit, Compensation and Nominating and Corporate Governance Committees. These charters may be found on the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com. The Stock Option Committee operates pursuant to a specific delegation of authority by the Board of Directors. The Board of Directors held five meetings during 2004. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which he was a member during the last year.

The Audit Committee consists of Messrs. Bailey, Garb and Stein. Mr. Stein has served as the chairman of the Audit Committee since October 2002. Mr. Sporborg served on the Audit Committee until December 2004, when he stepped down and Mr. Garb joined the Audit Committee. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to oversight of: the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the internal auditors and independent registered public accounting firm; compliance with the Company’s code of ethics and code of business conduct; and the Company’s internal control over financial reporting. The members of the Audit Committee meet regularly with senior management of the Company, the internal auditors and the Company’s independent registered public accounting firm to review the scopes, plans and results of the external and internal audits, the evaluations by management, the internal auditors and the independent registered public accounting firm of the Company’s internal control over financial reporting, and the quality of the Company’s financial reporting and disclosure practices. The Audit Committee held 11 meetings during 2004.

The Compensation Committee consists of Messrs. Bailey, Garb and Sporborg. Mr. Garb has served as the Chairman of that Committee since November 1998. The Compensation Committee oversees our compensation plans and policies, annually reviews and approves all executive officers’ compensation, and administers our incentive plans (including reviewing and approving stock incentive grants to executive officers of the Company). The Compensation Committee held three meetings during 2004.

The Nominating and Corporate Governance Committee consists of Messrs. Bailey and Sporborg. The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends such candidates to the Board and stockholders for consideration. In addition, this Committee is responsible for assessing and making recommendations concerning the functioning and needs of the Board, and for developing, updating as necessary, and recommending to the Board corporate governance principles and policies applicable to the Company. This Committee will consider qualified candidates for Directorships suggested by stockholders in written submissions to the Nominating and Corporate Governance Committee, c/o General Counsel, Getty Images, 601 North 34th Street, Seattle, Washington 98103, or to nominations@gettyimages.com. The Committee will evaluate persons recommended by stockholders in the same manner as other candidates. The Nominating and Corporate Governance Committee held three meetings during 2004.

The Stock Option Committee consists of Mr. Klein. The Stock Option Committee is responsible for the administration of the Company Incentive Plan for those employees who are not executive officers of the Company. The Committee may act only within limits set by the Board of Directors. The Stock Option Committee took action 13 times during 2004.

Independence and Financial Literacy Determination; Designation of Audit Committee Financial Expert

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence established by the SEC, the New York Stock Exchange (“NYSE”) and other applicable laws and regulations.

The Board has considered the independence of each of its members. The Board determined, after a review of relevant information and advice from legal counsel, that James N. Bailey, Andrew S. Garb, David Landau, Christopher H. Sporborg, and Michael A. Stein are independent. Consequently, all members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent pursuant to NYSE listing standards and all other applicable rules and standards. Additionally, the Board of Directors determined that each member of the Audit Committee is financially literate and that Mr. Stein is an “Audit Committee financial expert” as defined under applicable rules of the SEC.

The independent members of the Board of Directors meet in executive session without management at each regularly scheduled meeting of the Board of Directors. In accordance with the Company’s corporate governance guidelines, these sessions are chaired by the Chairman of the Nominating and Corporate Governance Committee or other Board member selected by the independent directors. In 2004, Mr. Garb was selected by the independent members of the Board to chair these sessions.

Attendance of Board Members at Annual Stockholders Meeting

Mr. Klein attended the 2004 annual stockholders meeting and acted as Chairman of the meeting. He was the only Board member in attendance. The Company invites the members of the Board to attend the annual meeting of stockholders, but does not have a policy that requires them to attend the meeting.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors or to specific Directors by emailing boardofdirectors@gettyimages.com. Submissions may also be mailed to:

Board of Directors

c/o General Counsel

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

The communications from stockholders are screened by the Company’s General Counsel for appropriateness and relevance, and forwarded to the Board or individual members of the Board pursuant to the guidelines set by Getty Images’ Board of Directors.

Corporate Governance

The Company has adopted Corporate Governance Guidelines, a Code of Business Conduct and a Code of Ethics for Getty Images’ management and Board of Directors. These documents may be found on the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com and are available in print to any shareholder who makes a request in writing to:

Investor Relations Department

Getty Images, Inc.

601 North 34th Street

Seattle, Washington 98103

The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the Code of Ethics for Getty Images’ management and Board of Directors by posting such information on Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com.

Director Compensation

Officers who are also Directors do not receive any fees or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Each non-executive Director other than the Chairman receives $35,000 per year for his service on the Board of Directors, and a fee of $1,000 for each meeting attended in person or by telephone. In addition, the chair of the Audit Committee receives a retainer of $4,000 per year, and the chairs of other Committees receive a retainer of $2,000 per year. Each non-executive Director received an award of 5,000 stock options on May 17, 2004 (the date of our 2004 annual meeting of stockholders) which vest ratably over a four-year period, beginning on the first anniversary of the grant date. Each non-executive Director also received on November 15, 2004, a special grant of 10,000 stock options as compensation for his service as a director of the Company. These options vested immediately on the grant date. These options were granted with an exercise price equal to the average of the high and low prices of the common stock of the Company on that date. Because of this special grant, no additional equity compensation awards will be granted to the existing Directors until 2007.

As Chairman of the Board of Directors, Mr. Getty receives £60,250 per year and a Company-paid car for his service on the Board. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any Committee thereof.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three independent Directors, Messrs. Bailey, Garb and Sporborg. None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company served as a member of a compensation committee or as a Director during the last fiscal year.

Business Experience of Other Executive Officers

Set forth below is certain information with respect to the other current executive officers of Getty Images.

Name	Age	Business Experience
Jeffrey L. Beyle	43	Mr. Beyle has been Senior Vice President and General Counsel since November 2000. Prior to joining Getty Images in November 2000, Mr. Beyle was General Counsel of Coca-Cola’s Asia-Pacific Group in Hong Kong from April 2000 until October 2000. Prior to that, Mr. Beyle was Vice President of Legal and Business Development for the China Division of The Coca-Cola Company from May 1997 until April 2000, and held other positions with The Coca-Cola Company since joining that company in 1992.

Name	Age	Business Experience

Richard R. Ellis	44	Mr. Ellis has been Senior Vice President of Business Development since November 2004. Mr. Ellis previously had served as Vice President of Editorial Development from October 2001 until November 2004, and Vice President of News Services from October 1999 until October 2001. Prior to joining Getty Images in 1999, Mr. Ellis worked for Newsmakers LLC, an online news photography service he founded in 1994. Before that, Mr. Ellis worked as a staff photographer and bureau chief for Reuters.

Nicholas E. Evans-Lombe	38	Mr. Evans-Lombe has been Senior Vice President, Images and Services since August 2004. Mr. Evans-Lombe previously had served as Senior Vice President, Editorial Customers from September 2003 until July 2004, Senior Vice President, Editorial from January 2002 until September 2003, Senior Vice President, Strategy and Corporate Development from February 1998 until January 2002, and Director of Strategy and Corporate Development of Getty Communications Limited, our predecessor, from February 1996 until February 1998. Prior to joining Getty Images, Mr. Evans-Lombe held various positions in the corporate finance division at Hambros Bank Limited from 1989 until December 1995.

John Z. Ferguson	39	Mr. Ferguson has been Senior Vice President, Sales-Americas since June 2003. Mr. Ferguson previously served as Vice President, Sales-Americas from March 2001 until May 2003, and General Sales Manager in Chicago and New York from February 1999 until March 2001. Prior to joining Getty Images, Mr. Ferguson worked in various sales positions at Broderbund Software from January 1996 to January 1999, Quaker Oats from April 1993 to December 1995, and The Coca-Cola Company from June 1988 to March 1993.

Patrick F. Flynn	49	Mr. Flynn has been Senior Vice President, Technology since August 2004. Prior to joining Getty Images, Mr. Flynn was Vice President and Chief Information Officer for PACCAR Inc., a commercial vehicle manufacturer, from October 1997 to August 2004. Before joining PACCAR, he was Vice President of Systems Development for Fruit of the Loom, an apparel company, from August 1995 to September 1997. Prior to Fruit of the Loom, Mr. Flynn held various positions with FedEx Corp. from December 1986 to August 1995.

James C. Gurke	49	Mr. Gurke has been Senior Vice President, Human Resources and Chief of Staff since August 2004. Mr. Gurke previously served as Senior Vice President, Chief of Staff from December 2003 until July 2004, Senior Vice President, New Revenues from May 2003 until December 2003, Vice President of New Revenues from August 2002 until May 2003, and Vice President, Sales and Marketing—Americas from January 1999 until August 2002. Prior to joining Getty Images, Mr. Gurke was employed by Encyclopedia Britannica from 1994 to 1999, finally serving in the capacity as Vice President, Educational Sales and Marketing.

Elizabeth J. Huebner	47	Ms. Huebner has been Senior Vice President and Chief Financial Officer since October 2000. Prior to joining Getty Images, Ms. Huebner was Executive Vice President and Chief Financial Officer for Primus Knowledge Solutions, Inc., a customer service software development company, from August 1998 to August 2000. Before that, Ms. Huebner was Vice President and Chief Financial Officer of

Name	Age	Business Experience
		Fluke Corporation, a manufacturer of electronic test tools and software, from March 1996 to July 1998. Prior to Fluke, Ms. Huebner was employed by ATT Wireless (then McCaw Cellular) beginning in 1989, where she served as Regional Vice President of Finance from 1991 to 1996.

Bo T. Olofsson	42	Mr. Olofsson has been Senior Vice President Sales, EMEA, Asia Pacific and Emerging Markets since May 2003. Prior to joining Getty Images, Mr. Olofsson worked for Dell Computer in Europe from 1997 through May 2003, serving in a number of executive sales positions. Prior to working for Dell Computer, Mr. Olofsson worked for Apple Computer in Europe from 1990 to 1997.

Jack Sansolo	61	Dr. Sansolo has been Senior Vice President and Chief Marketing Officer since November 2004. Prior to joining Getty Images, Dr. Sansolo was a marketing consultant from January 2001 to November 2004 and, from September 1996 to January 2001, Executive Vice President, Global Brand Direction at Eddie Bauer, a retail clothing seller. Previously, he had held marketing positions at a number of companies, including Hill Holiday Advertising, Kennan Research and Consulting, Inc., and AT&T. Dr. Sansolo serves on the Boards of Directors of aQuantive, Inc. and Celebrate Express, Inc., and served on the Board of Directors of Classmates.com during 2004.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, certified public accountants, served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2005, and to perform other appropriate accounting services.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the stockholders.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for ratification of this appointment. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to the matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. There can be no broker non-votes on this proposal because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

AMENDMENT OF

THE GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN

The Board of Directors, the Compensation Committee and Company management all believe that the effective use of stock-based compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. Subject to the approval of our stockholders, the Board of Directors has adopted amendments (the “Amendments”) to the Getty Images, Inc. 1998 Stock Incentive Plan (the “Company Incentive Plan”). These Amendments, if approved by our stockholders, will enable the Compensation Committee to continue to use the Plan for stock-based compensation and also will allow the Compensation Committee to utilize the Plan more effectively to make tax-efficient compensation awards.

Summary of the Proposed Amendments

There are several broad categories of changes that comprise the Amendments. First, we are asking our stockholders to approve an increase in the number of shares of common stock available for award under the Company Incentive Plan from 13,000,000 to 16,000,000. This increase is the first we have requested since May 2000, and will ensure that the Company is able to continue to grant awards to employees in amounts determined appropriate by the Compensation Committee.

Second, we are asking our stockholders to approve changes designed to allow the Compensation Committee to utilize the Plan more effectively to make tax-efficient awards, including cash bonuses, and to amend and expand the performance criteria governing such awards. Under Section 162(m) of the Internal Revenue Code of 1986, in order for compensation in excess of $1,000,000 paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” We are proposing amendments that will allow the Compensation Committee to use the Plan more effectively to allow incentive awards for these executive officers to qualify as “performance-based” for purposes of Section 162(m). We also are proposing to rename the Plan the Getty Images, Inc. 2005 Incentive Plan to reflect the fact that some of the Section 162(m) awards to be made under the Plan are likely to be made in cash. Section 162(m) requires that the Plan pursuant to which the “performance-based” compensation is paid be approved by the Company’s stockholders and, if not approved, these amendments will not be made.

Finally, we are proposing some additional clarifying provisions that have become standard over the past few years and are discussed in more detail below.

Set forth below is a summary of certain important features of the Company Incentive Plan, which summary is qualified in its entirety by reference to the full text of the Company Incentive Plan, as amended, which is attached as Appendix A to this Proxy Statement. The Amendments are shown in underlines and strikethroughs in Appendix A.

Description of the Company Incentive Plan

The Company Incentive Plan currently provides that awards (“Awards”) can be made to officers, other employees, directors and consultants of the Company and its subsidiaries. Awards involving the issuance of shares of common stock of the Company may be in the form of nonqualified and incentive stock options, stock appreciation rights (“SARs”), stock awards, restricted stock units, performance share awards, Section 162(m) awards or other awards in such forms as are determined by the Compensation Committee.

Administration.    The Company Incentive Plan is administered by the Compensation Committee, whose members are all independent directors. The Compensation Committee may delegate its authority to a committee of one or more officers. The Board of Directors has delegated limited authority to grant Awards to the Stock Option Committee, of which our Chief Executive Officer is the sole member.

Shares Available for Grant.    A maximum of 13,000,000 shares of Getty Images’ common stock currently is authorized for issuance under the Company Incentive Plan. No more than 9,000,000 of such shares may be issued as incentive stock options. When it was adopted in February 1998, the Company Incentive Plan originally authorized 10,000,000 shares of Common Stock for issuance, but by an amendment approved by the stockholders at the annual meeting on May 9, 2000, the authorization was increased to 13,000,000 shares.

If any Award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, any shares that have not been exercised or settled in full will again become available for issuance under the Plan. Also available to be issued under the Plan are shares tendered or withheld to pay the exercise price of a stock option or other Award, the number of shares withheld from any Award to satisfy a recipient’s tax withholding obligations, and any shares underlying Awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company acquired by Getty Images. Upon any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the common stock of Getty Images, appropriate adjustments will be made to the shares subject to the Plan, to the Award grant limitations and to all outstanding Awards (including to the exercise price and the number of shares that are the subject of the Award).

As noted above, we are proposing that the Company’s stockholders approve an increase in the number of shares authorized for issuance under the Company Incentive Plan from 13,000,000 to 16,000,000.

Shares of common stock outstanding as at March 1, 2005	61,014,527
Additional dilution from proposed increase	4.13%
Total potential dilution	10.42%
Additional overhang from proposed increase	4.92%
Total potential overhang	12.34%

This increase is the first we have requested since May 2000.

As of March 1, 2005, the fair market value of a share of common stock was $71.77 based on the average of the high and low per share trading prices for the common stock as reported on the NYSE.

Maximum Awards.    In any fiscal year, no individual may receive Awards under the Company Incentive Plan representing more than 4,500,000 shares, subject to adjustment for changes in corporate capitalization, such as stock splits. We are proposing that the Company Incentive Plan be amended to provide a maximum cash Award of $5,000,000 to an individual in any fiscal year.

Eligibility.    Awards may be made to any employee, director or consultant of the Company or any of its subsidiaries. In determining which employees will receive Awards, the Committee will consider such factors as it deems relevant in order to promote the purposes of the Company Incentive Plan. As of March 1, 2005, approximately 1,760 employees and 6 non-executive directors were eligible to participate.

Tax Withholding.    The Company may withhold, or to the extent permitted by the Committee, the recipient may elect to have withheld, from any Award granted or payment due under the Plan the amount of taxes due in respect of the Award or payment.

Change of Control.    In the event of a change in control and except as the Compensation Committee (as constituted immediately prior to such change in control) may otherwise determine in its sole discretion, and except as otherwise may be provided in an Award agreement, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the change in control, whether or not then exercisable, (ii) all restrictions and conditions of all stock Awards then outstanding shall lapse as of the date of the change in control, and (iii) all performance share Awards shall be deemed to have been fully earned as of the date of the change in control. If a change in control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding Awards or substitute new Awards having an equivalent value.

Except as may be otherwise defined in employment agreements, the Plan generally defines a “change in control” of the Company as having occurred: (a) when any person becomes the beneficial owner of 33-1/3 percent or more of the then outstanding shares of common stock or the combined voting power of the Company; (b) when there is a change in at least fifty percent of the Board in any two-year period unless the new directors have been approved by a majority of the old directors; (c) as a result of certain mergers or consolidations of the Company with any other corporation; (d) there is a plan of reorganization or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Types of Awards

Stock options.    The Compensation Committee may grant either incentive stock options (“ISOs”), which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Compensation Committee sets option exercise prices and terms; however, the exercise price of a stock option may not be less than 100% of the fair market value on the date of the grant (for these purposes, “fair market value” means the average of the high and low per share trading prices for the common stock on the date of grant as reported on the NYSE or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues). Typically, options do not vest unless the recipient remains employed or continues to provide services to us for at least 12 months after grant, and typically the options awarded to date vest over the two or four years after the grant date. The term of a stock option may not be more than ten years.

Stock Appreciation Rights.    The Compensation Committee may grant SARs under the Plan as a right in tandem with the number of shares underlying stock options granted to employees under the Company Incentive Plan or on a stand-alone basis with respect to a number of shares for which a stock option has been granted. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise. The Compensation Committee has never granted SARs under the Company Incentive Plan.

Performance Shares Awards, Restricted Stock Unit Awards, Stock Awards and other Awards.    The Compensation Committee may grant Awards of shares of our common stock, Awards denominated in units of our common stock (such as restricted stock units), and Awards that are not directly related to the price of our common stock. The Compensation Committee also may grant other Awards which may include the payment of stock in lieu of cash (including cash payable under other Company incentive or bonus programs) or the payment of cash (which may or may not be based on the price of the Company’s common stock). Such Awards may be contingent on continued service or the attainment of certain performance goals. The Compensation Committee may decide to include dividends or dividend equivalents as part of an Award of shares of our common stock (or Awards denominated in shares of our common stock) and may accrue dividends, with or without interest, until the Award is paid.

We are proposing that the Company Incentive Plan be amended to provide expressly that the Compensation Committee may grant Awards in the form of cash. While we believe that the Plan currently allows the Compensation Committee to grant cash Awards, we believe that it is better practice for this to be stated expressly.

Section 162(m) Awards.    The Compensation Committee may grant Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) Awards may consist of stock options, SARs, stock awards, performance awards or other awards, and may be conditioned upon the attainment of certain performance goals. As noted above, however, we are proposing certain amendments to allow the Compensation Committee to utilize the Plan more effectively to allow incentive awards for certain executives to be “performance-based” for purposes of exemption from the limitations of Section 162(m).

We are proposing that the performance criteria for Section 162(m) Awards under the Company Incentive Plan be expanded and amended to consist of objective tests based on one or more of the following measures: (i) revenues; (ii) net income; (iii) income from operations; (iv) absolute or relative return on equity, assets or invested capital; (v) earnings per share; (vi) cash flows; (vii) income before income taxes; (viii) earnings growth; (ix) revenue growth; (x) book value per share; (xi) stock price appreciation; (xii) operating margin; (xiii) gross margin; (xiv) gross profit; (xv) market or economic value added; and (xvi) total stockholder return.

Performance criteria may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The formula for any such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The performance period for Section 162(m) Awards may be set at the discretion of the Compensation Committee. Nothing in the Plan precludes the Compensation Committee from granting Awards that do not qualify for tax deductibility under Section 162(m).

Transferability.    Except as otherwise determined by the Compensation Committee, Awards generally are not assignable or transferable by the recipient other than by will, the laws of descent or pursuant to a “qualified domestic relations order.” In addition, the Compensation Committee may, subject to such terms and conditions as the Compensation Committee may specify, permit the transfer of an Award to a participant’s family member or trust.

Termination and Amendment.    The Board of Directors or the Compensation Committee may terminate, modify or suspend the Company Incentive Plan, provided, however, that the maximum number of shares issued under the Plan cannot be increased without stockholder approval and certain other material changes are subject to stockholder approval under applicable laws and stock exchange rules. The Company Incentive Plan does not have a fixed expiration date, except that no Awards may be granted more than ten years after the Company Incentive Plan’s original effective date, which was February 9, 1998. Any termination, modification or suspension of the Plan may not adversely affect the rights of recipients of outstanding Awards, without such recipients’ consent.

Provisions to be Added.    We also are proposing that the Company Incentive Plan be amended to add several clarifying provisions that have become standard in comparable plans over the past few years. The new provisions would provide that (i) recipients of Awards involving shares of the Company’s common stock would not have rights as stockholders of the Company until the issuance under the plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the shares of Common Stock that are the subject of such Award, free of all applicable restrictions; (ii) if any one or more provisions of the Company Incentive Plan or any Award made under the Plan is found to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of the Company Incentive

Plan or any Award, and (iii) the Compensation Committee may take such actions and make Awards on such terms as are necessary to comply with the laws of foreign jurisdictions and to allow participants in foreign jurisdictions to enjoy the intended benefits of the Awards. We believe that these provisions should be added as a matter of best practice.

Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences to us and to recipients of Awards under the Company Incentive Plan. The summary is based on the Internal Revenue Code and the United States Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of Awards under the Company Incentive Plan. For example, the summary does not discuss the ramifications of the recent deferred compensation legislation on Awards. Because stock options awarded under the Plan are granted with an exercise price per share at least equal to fair market value of the underlying share on the date of grant, such deferred compensation legislation should not impact stock options granted under the Plan, but may impact other Awards.

Nonqualified Stock Options and SARs:    A recipient will not have any income at the time a nonqualified stock option or SAR is granted nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (a) the gross cash proceeds payable and (b) the fair market value on the exercise date of any shares received. The Company will be entitled to a corresponding deduction with respect to a nonqualified stock option or SAR equal to the ordinary income recognized by the recipient, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code (which limits our deduction in any one year for certain remuneration paid to certain executives in excess of $1,000,000) or otherwise limited under the Internal Revenue Code.

Incentive Stock Options:    A recipient will not have any income at the time an ISO is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the recipient recognizes ordinary income as a result of a disqualifying disposition, the Company will be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code or otherwise limited by the Internal Revenue Code.

Performance Share Awards, Restricted Stock Unit Awards and Stock Awards.    Generally, upon acquisition of shares under a performance share Award or stock Award, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares at the time of receipt over the amount, if any, paid for the shares. However, to the extent the shares are subject to certain restrictions, the recipient will not recognize ordinary income until the restrictions lapse or, if earlier, the time the shares become transferable. At such time, the recipient will recognize ordinary income equal to the excess of the current fair market value of the shares over the amount, if any, paid for the shares. Any further appreciation in the fair market value of the shares will be taxed upon disposition of the shares.

However, within thirty (30) days of the receipt of shares subject to restrictions as described above, the recipient may elect to recognize ordinary income in the taxable year of receipt, despite the fact that the shares are subject to restrictions. If such election is made, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares at the time of receipt over the amount, if any, paid for the shares. Any further appreciation in the fair market value of the shares will be taxed upon the disposition of the shares. If the shares are later forfeited, the participant will not be allowed a deduction for any income recognized in connection with making the election.

Upon disposition of the shares, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the sum of the amount paid for the shares, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the shares (including income recognized pursuant to an election, as described above). Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the shares were held.

The Company will be entitled to a corresponding deduction with respect to a performance share Award or stock Award equal to the ordinary income recognized by the recipient, provided that the deduction is not disallowed by Section 162(m) of the Internal Revenue Code or otherwise limited under the Internal Revenue Code.

Section 162(m) Awards and other Awards.    Under Section 162(m) of the Internal Revenue Code of 1986, in order for compensation in excess of $1,000,000 paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” As discussed above, the Company Incentive Plan allows the Compensation Committee to make Awards that would be performance-based for purposes of exemption from the limitations of Section 162(m), although we are proposing changes to give the Compensation Committee even greater flexibility to do so in the future. Nothing precludes the Compensation Committee from making any payments or granting any Awards that do not qualify for tax deductibility under Section 162(m).

New Plan Benefits.    Contingent on stockholder approval of the Plan, performance goals for cash-based annual incentive Awards for 2005 have been set for each of the executive officers, but the amount that actually will be paid based on the attainment of performance goals is not yet determinable. Therefore, because such 2005 amounts are not yet determinable, the New Plan Benefits Table sets forth the annual bonus amounts for 2004 for (i) the Named Executive Officers included in the Summary Compensation Table on page 23, and (ii) all current executive officer participants as a group. Because Awards under the Plan are discretionary, other Awards to be made under the Plan are not yet determinable. In 2004, Awards of restricted stock units were made under the Plan only to three executive officers – 15,000 to each of two executive officers (who are not Named Executive Officers) in connection with their joining the Company, and 10,000 to another executive officer (who is not a Named Executive Officer) in connection with his promotion to an executive officer position.

Name	2004 Cash Bonus
Jonathan D. Klein	$828,208
Elizabeth J. Huebner	229,400
M. Lewis Blackwell	147,352	(2)
Jeffrey L. Beyle	141,520
Nicholas E. Evans-Lombe	119,040
Bo T. Olofsson	22,546	(1) (2)
All current executive officers as a group	1,596,034

(1)	This amount represents the bonus paid to Mr. Oloffson. In addition to an annual incentive award, Mr. Olofsson was paid sales commissions.

(2)	The 2004 bonuses paid to Mr. Blackwell and Mr. Olofsson were paid in pounds sterling and were converted into U.S. dollars based on an annual average basis. The annual average exchange rate in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the year ended December 31, 2004 was $1.83.

Vote Required.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required to approve the amendment and restatement of the Company Incentive Plan. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the proposed Amendments will not be voted with respect to this proposal, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a proxy marked “WITHHOLD AUTHORITY” will have the effect of a negative vote. There can be broker non-votes on this proposal because brokers who hold shares for the accounts of their clients do not have discretionary authority to vote such shares with respect to this proposal. A broker non-vote will be counted for purposes of determining whether there is a quorum. Accordingly, a broker non-vote will have the effect of a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN.

OTHER MATTERS

The Company knows of no other matters to be presented at the annual meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of shares of our common stock as of March 1, 2005, for (i) each person who is known by the Company to own beneficially more than 5% of the shares of outstanding common stock, (ii) each Director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this proxy statement, and (iv) by all Directors and executive officers of the Company as a group.

Amount and Nature of Beneficial Ownership

Names	Number of Shares(1)	Percent of Class
Getty Investments, L.L.C.(2)	10,435,247	17.10
Massachusetts Financial Services Company(3)	5,509,046	9.03
Mark H. Getty(4)	1,127,602	1.83
Jonathan D. Klein(5)	1,117,002	1.80
Nicholas E. Evans-Lombe(6)	209,792	*
Elizabeth J. Huebner(7)	126,000	*
Jeffrey L. Beyle(8)	82,938	*
M. Lewis Blackwell(9)	72,938	*
Andrew S. Garb(10)	29,062	*
Bo T. Olofsson(11)	22,500	*
James N. Bailey(12)	19,062	*
Michael A. Stein(13)	18,750	*
David Landau(14)	13,750	*
Christopher H. Sporborg(15)	11,841	*
All Executive Officers and Directors as a group (17 persons)(16)	2,930,092	4.64

*	Less than 1%
(1)	Beneficial ownership represents sole or shared voting and investment power and is defined by the SEC to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of March 1, 2005 are deemed outstanding for the purpose of calculating the number and percentage owned by any person listed. Getty Images had 61,014,527 shares of outstanding common stock as of March 1, 2005. To our knowledge, the only stockholders who beneficially owned more than 5% of the shares of outstanding common stock as of March 1, 2005, were Getty Investments L.L.C. and Massachusetts Financial Services Company.
(2)	Includes shares beneficially owned or deemed to be owned beneficially by Getty Investments L.L.C. as follows: 622,602 shares held by the October 1993 Trust, to which Getty Investments L.L.C. shares voting power with Mr. Getty pursuant to the Getty Parties Shareholders’ Agreement; 192,602 shares held by Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement (the “Klein Family Trust”), to which Getty Investments L.L.C. shares voting power with Mr. Klein pursuant to the Getty Parties Shareholders’ Agreement; and 9,620,043 shares held directly by Getty Investments L.L.C. The address of Getty Investments L.L.C. is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.
(3)	This information is derived from the Schedule 13G filed with the SEC by Massachusetts Financial Services Company (“MFSC”) on February 4, 2005. MFSC filed the Schedule 13G, together with apparently affiliated companies, and reported that, as of December 31, 2004, MFSC and the affiliated companies had shared voting and dispositive power over all shares. The address of MFSC is 500 Boylston Street, Boston, MA 02116.
(4)	Includes 490,000 shares of common stock that may be acquired by Mr. Getty through the Options Settlement, a revocable grantor trust of which Mr. Getty is the sole primary beneficiary, on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Getty as follows: 622,602 shares held by the October 1993 Trust, to which Mr. Getty shares voting power with Getty Investments L.L.C. pursuant to the Getty Parties Shareholders’ Agreement. Mr. Getty is Chairman of Getty Investments L.L.C. Also includes 15,000 shares held directly by Mr. Getty.
(5)

Includes 916,000 shares of common stock that may be acquired by Mr. Klein on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005. Also includes shares beneficially owned or deemed to be owned beneficially by Mr. Klein as follows: 192,602 shares held by the Klein Family Trust, to which Mr. Klein shares voting power with Getty Investments

L.L.C. pursuant to the Getty Parties Shareholders’ Agreement, 900 shares held by Mr. Klein’s children, for which Mr. Klein disclaims beneficial ownership and 7,500 shares held directly by Mr. Klein. Mr. Klein is one of seven directors of Getty Investments L.L.C.

(6)	Includes 209,792 shares of common stock that may be acquired by Mr. Evans-Lombe on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005.
(7)	Includes 125,000 shares of common stock that may be acquired by Ms. Huebner on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005 and 1,000 shares held directly by Ms. Huebner.
(8)	Includes 82,938 shares of common stock that may be acquired by Mr. Beyle on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005.
(9)	Includes 72,938 shares of common stock that may be acquired by Mr. Blackwell on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005.
(10)	Includes 19,062 shares of common stock that may be acquired by Mr. Garb on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005 and 10,000 shares held directly by Mr. Garb.
(11)	Includes 22,500 shares of common stock that may be acquired by Mr. Olofsson on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005.
(12)	Includes 19,062 shares of common stock that may be acquired by Mr. Bailey on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005.
(13)	Includes 18,750 shares of common stock that may be acquired by Mr. Stein on the exercise of outstanding options that presently are exercisable or which will become exercisable on or before April 30, 2005.
(14)	Includes 13,750 shares of common stock that may be acquired by Mr. Landau on the exercise of outstanding options that presently are exercisable or which will become exercisable on or before April 30, 2005.
(15)	Includes 11,041 shares of common stock that may be acquired by Mr. Sporborg on the exercise of outstanding options that presently are exercisable or that will become exercisable on or before April 30, 2005 and 800 shares held directly by Mr. Sporborg.
(16)	Includes 2,079,688 shares of common stock that may be acquired upon the exercise of outstanding options that presently are exercisable or which will become exercisable on or before April 30, 2005, and 850,404 otherwise owned beneficially.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002 by our Chief Executive Officer and our four other most highly compensated executive officers (as well as M. Lewis Blackwell, for whom disclosure would have been provided but for the fact that he was not still serving as an executive officer as of December 31, 2004), whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal year ended December 31, 2004 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)		Other Annual Compensation ($)		Restricted Stock Awards ($)	All Other Compensation ($)
Jonathan D. Klein Chief Executive Officer	2004 2003 2002	$962,500 1,100,000 1,100,000	$828,208 325,000 420,000		$0 0 309,996		$0 0 449,550	$54,354 53,810 42,589	(3)

Elizabeth J. Huebner SVP, Chief Financial Officer	2004 2003 2002	$370,000 361,250 335,000	$229,400 181,300 185,000		$0 0 0		$0 0 0	$24,836 22,463 13,395	(4)

M. Lewis Blackwell(1) SVP, Creative Customers	2004 2003 2002	$312,913 264,468 231,000	$147,352 105,428 75,000		$0 0 0		$0 0 0	$41,511 31,935 20,752	(5)

Jeffrey L. Beyle SVP, General Counsel	2004 2003 2002	$290,000 282,500 260,000	$141,520 102,080 100,000		$0 0 0		$0 0 0	$18,241 16,747 7,535	(6)

Bo T. Olofsson(1) SVP, EMEA, AsiaPac & Emerging Markets	2004 2003	$256,200 124,340	$92,313 14,377	(7)	$0 0		$0 0	$33,244 12,975	(8)

Nicholas E. Evans-Lombe SVP, Images and Services	2004 2003 2002	$240,000 238,750 235,000	$119,040 89,280 66,000		$88,650 92,883 119,254	(9)	$0 0 0	$30,837 31,094 56,385	(10)

(1)	The cash compensation paid to Mr. Blackwell during 2004, 2003 and 2002 and Mr. Olofsson during 2004 and 2003 was paid in pounds sterling and has been converted into U.S. dollars based on an annual average basis. The annual average exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 2004, 2003 and 2002 were $1.83, $1.63 and $1.50, respectively. Mr. Olofsson joined the Company in May 2003.
(2)	The amounts disclosed in the bonus column were awarded under our annual cash incentive bonus plans for the years shown and, for Mr. Olofsson, under our sales commission plan.
(3)	This amount represents $8,200 contributed by the Company to Mr. Klein’s account in the Getty Images, Inc. 401(k) Plan (“401(k) Plan”) and $46,154 for the cost of health, life and disability insurance premiums.
(4)	This amount represents $8,200 contributed by the Company to Ms. Huebner’s account in the 401(k) Plan and $16,636 for the cost of health, life and disability insurance premiums.
(5)	This amount represents $31,825 contributed by the Company to Mr. Blackwell’s account in a pension plan and $9,686 for the cost of health, life and disability insurance premiums.
(6)	This amount represents $8,200 contributed by the Company to Mr. Beyle’s account in the 401(k) Plan and $10,041 for the cost of health, life and disability insurance premiums.

(7)	This amount includes $69,767 of sales commission earned during 2004.
(8)	This amount represents $25,831 contributed by the Company to Mr. Olofsson’s account in a pension plan scheme and $7,413 for the cost of health, life and disability insurance premiums.
(9)	This amount includes an $83,400 housing allowance.
(10)	This amount represents $22,990 contributed by the Company to Mr. Evans-Lombe’s account in a pension plan scheme and $7,847 for the cost of health, life and disability insurance premiums.

Option Grants in Last Fiscal Year

No options were granted to the Named Executive Officers during the fiscal year ended December 31, 2004.

Aggregate Option Exercises in 2004 and Values at December 31, 2004

The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2004, and the number and aggregate dollar value of unexercised options held at the end of 2004:

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Unexercised Options at December 31, 2004 (#)		Value of Unexercised in-the-Money Options at December 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan D. Klein	473,500	$16,100,030	993,500	0	$43,509,570	$0
Elizabeth J. Huebner	80,000	2,795,900	122,813	2,187	5,474,876	113,724
M. Lewis Blackwell	23,000	1,036,850	69,917	4,583	3,414,542	237,988
Jeffrey L. Beyle	34,000	1,285,158	79,292	5,208	3,183,245	270,488
Bo T. Olofsson	17,500	301,625	15,000	57,500	477,825	1,823,550
Nicholas E. Evans-Lombe	40,000	1,457,300	207,708	7,292	8,722,229	360,371

(1)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.
(2)	Values are calculated for options that are “in-the-money” by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 31, 2004 (the last trading day of the year), which was $68.85 as reported on the New York Stock Exchange.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2004, concerning securities authorized for issuance under all of Getty Images’ equity compensation plans, excluding the additional shares we are proposing to add to the Getty Images, Inc. 1998 Stock Incentive Plan that are subject to stockholder approval at the annual meeting:

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and vesting of outstanding, options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders(1)	4,326,074		$30.50	(2)	488,656

Equity compensation plans not approved by security holders	18,228	(3)	$15.80		0

Total	4,344,302				488,656

(1)	Does not include the additional 3,000,000 shares we are asking our stockholders to approve for issuance under the Getty Images, Inc. 1998 Stock Incentive Plan. The Getty Images, Inc. 1998 Stock Incentive Plan represents the only equity compensation plan that has been approved by the stockholders. This number includes shares to be issued pursuant to outstanding stock option and restricted stock awards.

(2)	Of the 4,326,074 securities to be issued upon exercise of stock options and the conversion of restricted stock units outstanding under the Plan, 11,963 shares to be issued upon exercise of stock options were assumed in connection with business combinations. The weighted average exercise price of these assumed stock options is $18.35.
(3)	These 18,228 shares represent stock options remaining under grants made outside of the Plan in 2001 to three non-executive members of our Board of Directors. The terms of these options are substantially identical to those granted under the Plan. The Company’s current plan is to make all additional equity compensation awards under the Getty Images, Inc. 1998 Stock Incentive Plan.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of the terms of such agreements are set forth in the following paragraphs.

Jonathan D. Klein.    Mr. Klein serves as Chief Executive Officer of the Company pursuant to an employment agreement effective February 1, 2004. The February 1, 2004 employment agreement superseded the prior employment agreement between Mr. Klein and the Company effective October 1, 2001.

The new agreement provides for Mr. Klein’s employment through at least February 1, 2006. Thereafter, Mr. Klein’s employment shall continue until either Mr. Klein or the Company provides the other party with at least twelve months’ notice of intent to terminate the agreement, with no such notice to be given so as to cause expiration of the agreement before the third anniversary of the Effective Date.

Under the terms of the employment agreement effective until February 1, 2004, Mr. Klein’s annual base salary was $1,100,000, while his target bonus was 30% of his base salary. Under the employment agreement in effect from February 1, 2004, Mr. Klein receives an annual base salary of $950,000, and is eligible to earn a target bonus of 70% of his base salary (although the Compensation Committee can award a larger bonus). The base salary is subject to possible increase by the Board of Directors beginning in the 2005 calendar year. Mr. Klein’s employment agreement also provides him with certain other welfare and fringe benefits, such as a company automobile.

In the event that Mr. Klein is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. Further, all of Mr. Klein’s unvested stock options will accelerate and become immediately exercisable, and Mr. Klein will be entitled to retain and exercise all unexercised options for the remainder of their respective terms.

In the event that Mr. Klein is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) certain of the welfare and fringe benefits for period of six months following his termination. Further, Mr. Klein will be entitled to retain and exercise all vested and unexercised options for the remainder of their respective terms.

In the event of Mr. Klein’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment on providing him with six months prior written notice. In such event, Mr. Klein will receive (in addition to amounts accrued and unpaid) his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement, less any amounts payable to him under any disability plan of the Company. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable, and

Mr. Klein will be entitled to retain and exercise all unexercised options for a period of the lesser of (i) twelve months following his “disability,” and (ii) the term of the unexercised option.

In the event of Mr. Klein’s death, Mr. Klein’s beneficiary shall be entitled to receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement, less any death benefits which are provided to the beneficiary under the terms of any Company plan, program or arrangement. Mr. Klein’s beneficiary also will be entitled to receive certain of the welfare and fringe benefits for the remainder of the term of the agreement, less any death benefits paid to his beneficiary under any plan of the Company. Further, all of Mr. Klein’s unvested stock options will vest and become immediately exercisable and remain exercisable for a period of the lesser of (i) twelve months following his death, and (ii) the term of the unexercised option.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary and maximum bonus for the remainder of the term of the agreement. Mr. Klein also will receive certain of the welfare and fringe benefits for the remainder of the term of the agreement. In the event that any of the payments to be made to Mr. Klein would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein’s “base amount” (as defined under Section 280G of the Internal Revenue Code).

Mr. Klein’s employment agreement contains provisions relating to protection of our confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Elizabeth J. Huebner.    Ms. Huebner serves as Senior Vice President and Chief Financial Officer of the Company pursuant to an employment agreement dated August 1, 2002. Ms. Huebner’s employment continues until either Ms. Huebner or the Company provides the other party with written notice of termination.

Ms. Huebner received an initial base salary of $335,000 under her present agreement. Ms. Huebner also has the opportunity to earn a target bonus of 50% of her base salary as a bonus in each calendar year. Ms. Huebner’s salary subsequently was increased to $370,000 on April 1, 2003.

In the event that Ms. Huebner is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or she resigns for “good reason” (as each such term is defined in her employment agreement), she will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to the sum of (i) her base salary, (ii) her accrued bonus for the year in which she is terminated (calculated at the target amount for which she is eligible) and (iii) an amount equal to 50% of the bonus for which she is eligible (calculated at the target amount for which she is eligible).

In the event that Ms. Huebner is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in her employment agreement), she will receive amounts accrued and unpaid at the time of such termination.

In the event of Ms. Huebner’s “disability” (as that term is defined in her employment agreement), the Company is entitled to terminate her employment on providing her with six months’ prior written notice. In such event, Ms. Huebner will receive (in addition to amounts accrued and unpaid) her base salary, less any amounts paid to Ms. Huebner under any disability plan of the Company.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Ms. Huebner will have the right to resign her employment and receive a lump sum payment in an amount equal to two times her base salary and one times the target annual incentive bonus for which she is eligible. Further, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Ms. Huebner’s unvested stock options will vest and become immediately exercisable.

In the event that any of the payments to be made to Ms. Huebner would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, then the following rules shall apply:

(i) The Company shall compute the net value to Ms. Huebner of all such termination benefits after reduction of the excise taxes imposed by Section 4999 of the Code and for any income taxes that would be imposed on her if such termination benefits constituted her sole taxable income.

(ii) The Company shall next compute the maximum amount of termination benefits that can be provided without any benefits being characterized as excess parachute payments and reduce the result by the amount of any income taxes that would be imposed on Ms. Huebner if such reduced termination benefits constituted her sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall provide Ms. Huebner the full amount of termination benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall provide Ms. Huebner the maximum amount of termination benefits that can be provided without any termination benefits being characterized as “excess parachute payments.”

Ms. Huebner’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Jeffrey L. Beyle.    Mr. Beyle serves as Senior Vice President and General Counsel of the Company pursuant to an employment agreement dated August 1, 2002. Mr. Beyle’s employment continues until either Mr. Beyle or the Company provides the other party with written notice of termination.

Mr. Beyle received an initial base salary of $260,000 under his present agreement. Mr. Beyle also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year. Mr. Beyle’s salary subsequently was increased to $290,000 on April 1, 2003.

In the event that Mr. Beyle is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to the sum of (i) his base salary, (ii) his accrued bonus for the year in which he is terminated (calculated at the target amount for which he is eligible), and (iii) an amount equal to 50% of the bonus for which he is eligible (calculated at the target amount for which he is eligible).

In the event that Mr. Beyle is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement), he will receive amounts accrued and unpaid at the time of such termination.

In the event of Mr. Beyle’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment on providing him with six months’ prior written notice. In such event, Mr. Beyle will receive (in addition to amounts accrued and unpaid) his base salary, less any amounts paid to Mr. Beyle under any disability plan of the Company.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Beyle will have the right to resign his employment and receive a lump sum payment in an amount equal to two times his base salary and one times the target annual incentive bonus for which he is eligible. Further, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Mr. Beyle’s unvested stock options will vest and become immediately exercisable.

In the event that any of the payments to be made to Mr. Beyle would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, then the following rules shall apply:

(i) The Company shall compute the net value to Mr. Beyle of all such termination benefits after reduction of the excise taxes imposed by Section 4999 of the Code and for any income taxes that would be imposed on him if such termination benefits constituted his sole taxable income.

(ii) The Company shall next compute the maximum amount of termination benefits that can be provided without any benefits being characterized as excess parachute payments and reduce the result by the amount of any income taxes that would be imposed on Mr. Beyle if such reduced termination benefits constituted his sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Beyle the full amount of termination benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Beyle the maximum amount of termination benefits that can be provided without any termination benefits being characterized as “excess parachute payments.”

Mr. Beyle’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

M. Lewis Blackwell.    Mr. Blackwell serves as Senior Vice President—Creative Customers of the Company pursuant to an employment agreement dated December 3, 1998. Mr. Blackwell’s employment continues until either Mr. Blackwell or the Company provides the other party with written notice of termination.

Mr. Blackwell received an initial base salary of £125,000 under his present agreement. Mr. Blackwell’s salary subsequently was increased to £165,000 on April 1, 2003. Mr. Blackwell also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year. Mr. Blackwell’s employment agreement also provides that he is to receive a per annum cash car allowance in lieu of a car.

In the event that Mr. Blackwell is terminated for any reason other than good cause, he will receive (in addition to amounts accrued and unpaid) a lump sum payment equal to the sum of an amount equal to the base salary he would have earned through the date the agreement would have lawfully terminated, together with a sum equal to other benefits that would have accrued during that period.

In the event that Mr. Blackwell is terminated for good cause he will receive amounts accrued and unpaid at the time of such termination.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan) then, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Mr. Blackwell’s unvested stock options will vest and become immediately exercisable.

Mr. Blackwell’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Nicholas E. Evans-Lombe.    Mr. Evans-Lombe serves as Senior Vice President—Images and Services of the Company pursuant to an employment agreement dated August 1, 2002 and an addendum to that agreement dated as of the same date. Mr. Evans-Lombe’s employment continues until either Mr. Evans-Lombe or the Company provides the other party with written notice of termination.

Mr. Evans-Lombe received an initial base salary of $235,000 under his present agreement, subject to possible increase. Mr. Evans-Lombe also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year. Mr. Evans-Lombe’s salary subsequently was increased to $240,000 on April 1, 2003. Mr. Evans-Lombe’s employment agreement also provides him with certain other benefits, such as housing, car, home leave and pension allowances, as well as the reimbursement of certain medical expenses.

In the event that Mr. Evans-Lombe is terminated for any reason other than (i) because of a “disability” or (ii) for “cause,” or he resigns for “good reason” (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to the sum of (i) his base salary, (ii) his accrued bonus for the year in which he is terminated (calculated at the target amount for which he is eligible), and (iii) an amount equal to 50% of the bonus for which he is eligible (calculated at the target amount for which he is eligible).

In the event that Mr. Evans-Lombe is terminated for “cause” or resigns for other than “good reason” (as each such term is defined in his employment agreement), he will receive amounts accrued and unpaid at the time of such termination.

In the event of Mr. Evans-Lombe’s “disability” (as that term is defined in his employment agreement), the Company is entitled to terminate his employment on providing him with six months’ prior written notice. In such event, Mr. Evans-Lombe will receive (in addition to amounts accrued and unpaid) his base salary, less any amounts paid to Mr. Evans-Lombe under any disability plan of the Company.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan), Mr. Evans-Lombe will have the right to resign his employment and receive a lump sum payment in an amount equal to two times his base salary and one times the target annual incentive bonus for which he is eligible. Further, pursuant to the terms of the Getty Images, Inc. 1998 Stock Incentive Plan, all of Mr. Evans-Lombe’s unvested stock options will vest and become immediately exercisable.

In the event that any of the payments to be made to Mr. Evans-Lombe would constitute “excess parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, then the following rules shall apply:

(i) The Company shall compute the net value to Mr. Evans-Lombe of all such termination benefits after reduction of the excise taxes imposed by Section 4999 of the Code and for any income taxes that would be imposed on him if such termination benefits constituted his sole taxable income.

(ii) The Company shall next compute the maximum amount of termination benefits that can be provided without any benefits being characterized as excess parachute payments and reduce the result by the amount of any income taxes that would be imposed on Mr. Evans-Lombe if such reduced termination benefits constituted his sole taxable income.

If the result derived in subparagraph (i) is greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Evans-Lombe the full amount of termination benefits without reduction. If the result derived from subparagraph (i) is not greater than the result derived in subparagraph (ii), then the Company shall provide Mr. Evans-Lombe the maximum amount of termination benefits that can be provided without any termination benefits being characterized as “excess parachute payments.”

Mr. Evans-Lombe’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Bo T. Olofsson.    Mr. Olofsson serves as Senior Vice President Sales, EMEA, Asia Pacific and Emerging Markets, of the Company pursuant to an employment agreement dated April 29, 2003. Mr. Olofsson’s employment continues until either Mr. Olofsson or the Company provides the other party with written notice of termination.

Mr. Olofsson received an initial base salary of £140,000 under his present agreement, subject to possible increase. Mr. Olofsson also has the opportunity to earn a target bonus of 40% of his base salary as a bonus in each calendar year. Mr. Olofsson’s employment agreement also provides that he is to receive a per annum cash car allowance in lieu of a car.

In the event that Mr. Olofsson is terminated for any reason other than good cause, he will receive (in addition to amounts accrued and unpaid) a lump sum payment equal to the sum of an amount equal to the base salary he would have earned through the date the agreement would have lawfully terminated, together with a sum equal to other benefits that would have accrued during that period.

In the event that Mr. Olofsson is terminated for good cause he will receive amounts accrued and unpaid at the time of such termination.

In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan) then, pursuant to the terms of the Getty Images, Inc. 1998 Incentive Plan, all of Mr. Olofsson’s unvested stock options will vest and become immediately exercisable.

Mr. Olofsson’s employment agreement contains provisions relating to protection of the Company’s confidential information and intellectual property, non-competition during the term of employment and non-solicitation of Company employees.

Stock Incentive Plan Change of Control Provisions.    Under the terms of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, awards are generally subject to special provisions upon the occurrence of a defined “change of control” transaction. Under the Plan, upon a change of control, any outstanding stock options will become fully vested and exercisable, all restrictions and conditions of all restricted stock awards shall lapse, and all performance shares will be deemed to have been earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Stockholders’ Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc., the Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) entered into a Stockholders’ Agreement dated as of February 9, 1998, as amended (the “Stockholders’ Agreement”). The Stockholders’ Agreement, among other things, provides for representation on our Board of Directors and limits the rights of the parties thereto to transfer their respective shares of our common stock. Certain provisions of the Stockholders’ Agreement are described below. The “Getty Group” refers collectively to Getty Investments L.L.C., Mr. Mark H. Getty, Mr. Jonathan D. Klein, the JD Klein Family Settlement, as successor by assignment from Crediton Limited (a trust established by Mr. Klein) (the “Klein Family Trust”) and the October 1993 Trust (a trust established by Mr. Getty). The “Torrance Group” refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (the former wife of Mr. Mark Torrance) and certain of their family members.

Effective May 1, 2003, the Stockholders’ Agreement was amended to remove the Torrance Group as a party to the agreement. Therefore, with effect from May 1, 2003, the Getty Group alone constitutes the “Significant Stockholders.”

Pursuant to the Stockholders’ Agreement, as amended, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder’s shares of common stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders’ Agreement; (iii) subject to the arrangements within the “Group”, pursuant to a registered public offering of shares of common stock in which, to the knowledge of such selling Significant Stockholder, no person or “Group” will purchase more than 5% of the then outstanding shares of common stock; or (iv) subject to any arrangements within the “Group”, sales within the

Rule 144 volume limitation, or in a cashless exercise of options. A “Permitted Transferee” is defined generally as (i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of common stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

If any Significant Stockholder (a “Prospective Seller”) receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a “Stockholders’ Agreement Third Party”), a bona fide offer to purchase any or all of such Prospective Seller’s shares of common stock (the “Offered Stock”) and such Prospective Seller intends to sell the Offered Stock to such Stockholder’s Agreement Third Party, the Prospective Seller must provide written notice (the “Offer Notice”) of such offer to Getty Images. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of common stock at which the sale to the Stockholders’ Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders’ Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice, or (ii) an accepting party fails to consummate the purchase of the Offered Stock and Getty Images is not prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

Pursuant to the Stockholders’ Agreement, the Getty Group has the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it also had the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as Mark Getty is the Chairman or Co-Chairman of the Board, such right is not in effect.

The Getty Investments Registration Rights Agreement.    In connection with the consummation of the merger of the businesses of Getty Communications Limited (our predecessor) and PhotoDisc, Inc. (the “Transactions”), Getty Images entered into a Registration Rights Agreements with Getty Investments L.L.C. dated as of February 9, 1998 (the “Getty Investments Registration Rights Agreement”).

Pursuant to the terms of the Getty Investments Registration Rights Agreement, Getty Investments L.L.C., subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments L.L.C.’s shares of common stock (a “Getty Demand Right”), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments L.L.C. has a total of five Getty Demand Rights. In addition to its Getty Demand Rights, Getty Investments L.L.C. has the right to have any or all of its shares of common stock included in any registration by Getty Images with respect to an offering of common stock (a “Getty Piggy-Back Right”), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of (i) the date that all of the shares of common stock held by Getty Investments L.L.C. can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act, or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

The Getty Investments Registration Rights Agreement was amended on November 22, 1999, to include the right to register an additional 1,579,353 shares of common stock that were acquired by Getty Investments L.L.C. on November 22, 1999.

In addition to the registration rights described above, on the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications Limited and PhotoDisc, Inc. with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective stockholders, including, in the case of PhotoDisc, Inc. certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications Limited, certain registration rights granted to the October 1993 Trust and the Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Anthony Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

Getty Investments L.L.C. Company Agreement.    Getty Investments L.L.C. is a limited liability company organized in the State of Delaware and is governed by a Limited Liability Company Agreement, as amended (the “Company Agreement”), among its members, which are four Getty family trusts (the “Getty Trusts”). As of March 1, 2005, the membership interests of Getty Investments L.L.C. were held as follows: 47.45% by the Cheyne Walk Trust; 20.99% by the Ronald Family Trust A; 17.56% by the Ronald Family Trust B; and 14.00% by the Gordon P. Getty Family Trust. The Getty Trusts resulted from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. The beneficiaries of the Getty Trusts are the lineal descendants of J.P. Getty, who died in 1976.

Prior to July 16, 2003, Transon Limited owned a 10.71% membership interest in Getty Investments L.L.C. Transon Limited was owned by Sir Paul Getty, who died on April 17, 2003. Mr. Mark Getty is the son of the late Sir Paul Getty. Following Sir Paul Getty’s death, the membership interest held by Transon Limited in Getty Investments was redeemed in its entirety by Getty Investments L.L.C.

The Getty Investments L.L.C. board of directors consists of seven directors who are appointed by the Getty Trusts. Six of the seven directors are appointed as follows: the Cheyne Walk Trust and the Gordon P. Getty Family Trust each appoint two directors, and the Ronald Family Trust A and the Ronald Family Trust B jointly appoint two directors. The seventh director is Jonathan Klein, so long as he remains Chief Executive Officer of Getty Images. Decisions of the Getty Investments L.L.C. board of directors require the approval (at a meeting or by written consent) of a majority of the directors pursuant to the Company Agreement. Of the seven members of the Getty Investments L.L.C. board of directors, two (Mr. Getty and Mr. Klein) are also members of the Getty Images Board of Directors. There are currently no voting arrangements whereby one member of Getty Investments L.L.C. can control a majority of the members of the Getty Investments L.L.C. board of directors.

Getty Images Trademarks.    Getty Images, directly or through its subsidiaries, has trademark registrations and applications for trademark registrations in respect of the name Getty Images, and derivatives thereof and the related logos (together, the “Getty Images Trademarks”). Getty Images and Getty Investments L.L.C. have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments L.L.C. will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Images Trademarks. On such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

Indemnification.    Getty Images has agreed to indemnify Getty Investments L.L.C. and its members for liabilities arising in connection with the merger of the business of Getty Communications Limited and PhotoDisc, Inc. as well as various securities offerings by the Company. In addition, Getty Images has entered into agreements to indemnify its Directors and certain executive officers, in addition to indemnification provided for in our Bylaws and Restated Certificate of Incorporation. These agreements, among other things, indemnify our Directors and certain executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a Director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION FOR 2004

Compensation Committee Governance

The Compensation Committee (the “Committee”) has oversight responsibility for Getty Images’ executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation, and administer our incentive plans (including reviewing and approving stock incentive grants to executive officers). The Committee’s charter reflects these various responsibilities, and the Committee and the Board periodically review and revise the charter.

The Committee’s membership is determined by the Board and the Board has affirmed that the Committee is composed entirely of independent directors. In 2004, the members of the Committee were Andrew S. Garb (the Chair), James N. Bailey, and Christopher H. Sporborg, none of whom has ever been an officer or employee of Getty Images or any of its subsidiaries.

In 2004, the Committee had both formal meetings during which its members discussed and decided matters before the Committee, as well as informal meetings at which matters were discussed. The Committee also considers and takes action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. Getty Images’ management, including its Human Resources and Legal Departments, supports the Committee in its work and in some cases acts pursuant to delegated authority to administer Getty Images’ compensation programs. In 2004, the Committee also engaged a compensation consulting firm to assist the Committee in the performance of its duties.

Executive Compensation Philosophy and Practice

Getty Images’ executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving financial goals. The programs are intended to be competitive with prevailing market practices, and to link each executive’s compensation directly to Getty Images’ performance. Our general compensation philosophy and practice is that total compensation should vary with Getty Images’ and the executive’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with the stockholders’ interests. This approach applies to all Getty Images employees, with a more significant level of compensation at risk as an employee’s level of responsibility increases. In setting each executive’s base salary, the Committee considers comparative compensation information for equivalent positions from peer companies, using benchmark and market practice data collected and prepared both by Getty Images’ management and by a compensation consultant. The Committee also seeks input from Getty Images’ management.

Components of Compensation

In 2004, the Committee reviewed all elements of the compensation program for the executive officers. The total compensation for the majority of Getty Images’ employees, including its executive officers, consisted of the following primary components:

•	Base salary;

•	For non-sales employees, an annual pay-for-performance cash incentive plan dependent on Getty Images’ operating margin and the employee’s individual performance; and

•	For sales employees, a cash commission plan dependent upon individual and group sales targets.

The Company also provides limited additional benefits for the executive officers. The significant elements of the Company’s executive compensation program are described in more detail below.

Equity Compensation

Historically, the Company’s compensation program has included periodic stock option grants. In 2004, however, the Committee made equity-based awards to executive officers (in the form of restricted stock units) only to the three newly-appointed executive officers. In fact, since 2001 the Committee has not made significant equity awards to executive officers other than as employment inducement awards or as a part of a compensation package offered to a newly-promoted executive officer. The Committee believes that this limited use of equity compensation over the long-term would not be in the best interests of the Company, but the small number of shares available for award under the Getty Images, Inc. 1998 Stock Incentive Plan has restricted the Committee’s ability to make equity awards.

The Company has been very successful over the past few years and the Committee believes that the contributions of the Company’s employees have been critical to that success. The Committee also believes that equity compensation should be a significant part of the Company’s compensation program, not just to executives but to a significant portion of the Company’s employees. Stock-based compensation increases the amount of compensation at risk, ties compensation to the long-term performance of the Company and to the creation of stockholder value, and serves to align closely the employees’ financial incentives with those of the Company’s stockholders.

For these reasons, in 2004 the Committee tentatively approved a long-term incentive compensation program developed by management under which all employees, including executive officers, will be eligible to receive restricted stock unit awards. This program will be implemented in 2005 provided that the proposed amendments to the Getty Images, Inc. 1998 Stock Incentive Plan described elsewhere within the proxy statement in which this report appears are approved by the Company’s stockholders. These amendments include an increase in the number of shares available for award under the Plan. The Committee recommends that the Company’s stockholders approve these proposed amendments.

If these amendments to the Stock Incentive Plan are approved, the Committee intends to adopt the long-term incentive compensation program and to make equity compensation awards primarily through grants of restricted stock units and, in certain instances, stock options. A restricted stock unit award is a grant of a right to receive shares of Getty Images common stock that vests over time. As the restricted stock unit award vests, employees receive shares that they own outright, although the recipient may elect to defer receipt of the shares and thereby defer recognizing the income associated with the award. The Committee believes restricted stock unit awards can be a good way to provide significant equity compensation to employees with a more predictable long-term reward than stock options. The Committee also believes that, in some circumstances, restricted stock units may be more advantageous than stock options at providing a balance between the value delivered to the employee and the accounting cost incurred by the Company under the accounting rules recently adopted by the Financial Accounting Standards Board. The size of restricted stock unit awards will be based on various factors relating to the responsibilities and contributions of the individual employees, their compensation, their past equity awards and their expected future contributions. While all Getty Images employees will be eligible to receive restricted stock unit awards, it is expected that between 20% and 30% of our employees will actually receive awards within a particular year.

While the Committee currently intends that awards of restricted stock units will be the primary form of equity-based compensation used by the Company, the Committee also believes that stock option awards can play a role in the Company’s equity compensation program. Stock options may be used by themselves or in conjunction with awards of restricted stock units. Stock options are options to purchase shares of the Company’s common stock upon the payment of the award exercise price, with the recipient being able to exercise the options only as the award vests over time. The exercise price for a stock option award is no less than the fair market value of the Company’s common stock on the date of the award, meaning that the award recipient receives value from the stock option award only if the price of the Company’s common stock appreciates. As noted above, accounting rules recently adopted by the Financial Accounting Standards Board will require companies to begin recognizing an accounting expense in connection with awards of stock options later this year. Because of this, stock options are no longer as attractive a form of equity compensation as they were in the past.

Base Salary

Each year, the Committee reviews the base salary compensation of each of Getty Images’ executive officers. For each executive officer the Committee considers comparative compensation information for equivalent positions from peer companies, using benchmark and market practice data collected and prepared both by Getty Images’ management and by a compensation consultant. The peer companies for this review are drawn from companies in a media group and in a general industry group. The Committee also seeks the input from Getty Images’ management, especially the Chief Executive Officer. Base pay is designed to be competitive compared with prevailing market rates at peer companies for equivalent positions.

Getty Images uses published industry indices to measure the Company’s performance in the comparison of stockholder returns shown in the performance graph included in this proxy statement. While those indices are appropriate measures of the performance of our stockholder return, Company management, the Committee and the Committee’s executive compensation consultant believe that our competitors for executive leadership and experience are not necessarily the companies that are included in those indices. Instead, the executive compensation data includes data from off-the-shelf general industry surveys offered by several leading compensation consulting firms and also from customized surveys of both general industry and media companies. These customized surveys were prepared by the Committee’s compensation consultant and generally include companies with $500 million to $1 billion in annual sales revenues.

In 2004 and early 2005, the base salaries for certain executive officers were increased to rates that are more competitive with the prevailing market practices of the peer groups for comparable positions of responsibility.

Non-Sales Bonus Plan (NSBP)

The NSBP is a cash-based annual pay-for-performance incentive program, and its purpose is to motivate and reward employees for their contributions to Getty Images’ performance by making part of their cash compensation variable and dependent upon Getty Images’ performance each year. All of Getty Images’ non-sales employees participate in the NSBP. The payout on the NSBP is closely linked to the Company’s annual financial results, allowing for employees to earn more total cash compensation in times of good financial performance. Target award levels, like base salary levels, are set with reference to competitive conditions. Under the NSBP, as an employee’s level of responsibility increases, the target NSBP payout as a percentage of the employee’s base salary also increases.

The NSBP incentive formula has two variables: (1) the participant’s personal performance, including the participant’s adherence to the Company’s Leadership Principles, and (2) Getty Images’ performance against a predetermined financial objective. The more senior an employee is, the more weighted the formula is towards the Company’s performance. For instance, for all executive officers, the Company’s performance dictates 80% of the individual’s target NSBP payout. The remaining 20% of the target NSBP payout is determined by the officers’ individual performance against specific non-financial objectives, including the Company’s Leadership Principles. The heavy weighting of the executives’ target NSBP payout towards Company performance is intended to motivate the executives by providing substantial bonus payments for the achievement of financial goals.

In December of each year, the Committee establishes the financial target for the following year; in the case of 2004 and 2005, an operating margin target was used for all NSBP participants, with operating margin defined as income from operations as a percentage of revenue as stated in the Company’s audited financial statements. The 2004 financial results resulted in an above-target payout on the Company performance component of the NSBP. As noted above, the actual NSBP payouts for the Company’s executive officers were determined by the Committee with reference to both the Company’s performance and each executive’s individual performance during the year.

Sales Commission Plan

For those executive officers who are in the Company’s Sales function, their annual cash incentive plan payout formula similarly has two variables: (1) the participant’s personal performance, and (2) their respective territorial region’s performance against budgeted revenue for the year. As with the NSBP, for the executive officers the performance against sales revenue targets dictates 80% of their target sales commission plan payout. The remaining 20% of the target sales commission plan payout is determined by the executive officers’ individual performance against specific non-financial objectives. As with the NSBP, the heavy weighting of the executives’ target sales commission payout towards Company performance is intended to motivate the executives by providing substantial bonus payments for the achievement of sales goals.

Other Benefits – Deferred Compensation and Retirement Plans

Getty Images does not maintain any non-qualified deferred compensation plans, any defined benefit pension plans or any supplemental retirement plans for its executive officers. The specific retirement, pension and deferred compensation plans available to the Company’s employees, including its executive officers, vary from country to country.

In the U.S., for instance, Getty Images has a tax-qualified 401(k) defined contribution retirement plan (“401(k) Plan”) that is available to all full-time employees. There also are similar defined contribution plans for certain of Getty Images’ non-U.S. subsidiaries. The 401(k) Plan is a defined contribution plan designed to allow employees to accumulate retirement funds through employee and Company contributions. All Company contributions are invested in funds as directed by the participant, with the participant being able to select from a variety of mutual funds. Getty Images makes its contributions in cash and does not offer participants the opportunity to invest in shares of Getty Images stock through the 401(k) Plan. For 2004, Getty Images’ contributions to the 401(k) Plan for all eligible employees, including executive officers, equaled 4% of eligible compensation (subject to certain limitations set forth in Internal Revenue Service rules and regulations).

Other Benefits – Supplemental Insurance Coverage

Getty Images does provide supplemental life and disability insurance coverage to executive officers above the coverage offered to all other employees. Because of the income limits included in the Company’s group disability insurance policy, the supplemental disability insurance coverage is intended to provide the executive officers with comparable coverage for the full amount of their eligible income in the same manner as all other employees’ eligible income is covered. The supplemental life insurance coverage does not exceed $3.1 million for any executive officer. The Committee believes that this supplemental coverage is both reasonable and competitive with market practices.

Company Performance and Chief Executive Officer Compensation

As Chief Executive Officer, Mr. Klein was compensated in 2004 pursuant to an employment agreement that was effective February 1, 2004.

In 2003, the Compensation Committee engaged an executive compensation consulting firm to undertake an assessment of Mr. Klein’s compensation package and to assist the Compensation Committee in determining what, if any, changes should be made. As a result of this review, the Company determined that it wanted to restructure Mr. Klein’s compensation package to shift more of his compensation towards variable, or at-risk pay. Consequently, the Company and Mr. Klein entered into a revised employment agreement effective February 1, 2004. This agreement superseded the employment agreement that was effective October 1, 2001.

Mr. Klein’s base salary is determined in a similar manner to what is described above for all executive officers. In setting his base salary, the Committee considers, among other things, comparative compensation information from peer companies, using a compensation consultant to collect and analyze the benchmark data and market practices. Under the terms of the new employment agreement, Mr. Klein’s annual base salary was set at $950,000, while the target bonus he is eligible to earn in each calendar year was set at 70% of his base salary (although the Compensation Committee may award a larger bonus). Mr. Klein’s employment agreement also provides him with certain other welfare and fringe benefits, such as a Company-provided automobile, a home security system, home internet access, cell phones, supplemental life and disability insurance, magazine subscriptions and an athletic club membership.

Under the NSBP, Mr. Klein’s actual pay-for-performance incentive award for 2004 (paid in March 2005) was $828,208. This award was determined using the NSBP formula described above for all other executive officers, with the Committee concluding that Mr. Klein’s performance in 2004 warranted an above-average award for the personal performance component of the NSBP. For the reasons discussed above in the section of this report entitled Components of Compensation – Equity Compensation, the Committee did not grant Mr. Klein any stock options or other stock incentive awards in 2004.

Section 162(m) Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), generally disallows a tax deduction for public companies for compensation over $1,000,000 paid to the company’s chief executive officer and the four other most highly paid executive officers, as reported in its proxy statement, unless the compensation is considered “performance-based” (as that term is defined in the Tax Code). Certain types of compensation are deductible even if the compensation paid exceeds the $1 million threshold, most typically, specified types of “performance-based” compensation approved by stockholders. The Committee is prepared, if it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor considered in determining appropriate levels or types of compensation.

Although the bulk of the payout under the NSBP is determined by the Company’s financial performance, payments under the NSBP do not qualify as “performance-based” compensation under Section 162(m) because the NSBP has not been approved by the Company’s stockholders. The cost of certain of Mr. Klein’s fringe benefits also may not be deductible, although the foregone deduction is small because of the relatively low cost of these benefits.

As discussed above, a proposal for stockholders to approve amendments to the Getty Images, Inc. 1998 Stock Incentive Plan is described elsewhere in the proxy statement in which this report appears. One of the proposed amendments is to increase in the number of shares available for equity-based compensation awards under the plan. Other proposed amendments are designed to give the Committee greater flexibility in structuring compensation programs that will qualify as “performance-based” compensation under Section 162(m), including the annual cash-incentive program.

The Committee recommends that the Company’s stockholders approve the proposed amendments to the Getty Images, Inc. 1998 Stock Incentive Plan.

The Board accepted the Committee’s recommendations regarding executive compensation in 2004.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS,

Andrew S. Garb (Chairman)

Christopher H. Sporborg

James N. Bailey

REPORT OF THE AUDIT COMMITTEE

As more fully described in the Audit Committee Charter (a copy of which may be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com), the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility relating to oversight of: the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm; the internal auditors; compliance with the Company’s code of ethics and code of conduct; and, the Company’s internal control over financial reporting.

Management is responsible for: the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting, as well as evaluating the effectiveness thereof. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met eleven times during 2004 to carry out its responsibilities. The Board of Directors has affirmed that the members of the Audit Committee are independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules and regulations.

During 2004, at each of its meetings, the Audit Committee met with senior members of the Company’s financial management, the Company’s general counsel and representatives of PwC, to discuss accounting, internal control over financial reporting, and other matters within its purview. As it deemed appropriate, the Committee met privately with representatives of PwC, the internal auditors and management, each of whom has unrestricted access to the Committee throughout the year. The Committee also met alone, in executive session.

The Audit Committee reviewed with the Company’s financial management, the internal auditors, and representatives of PwC, the overall audit scopes and plans, the results of internal and external audits, the evaluations by management and PwC of the Company’s internal control over financial reporting, PwC’s review of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the quality of the Company’s financial reporting and disclosure practices.

The Audit Committee reviewed the audited financial statements, to be included in the Annual Report on Form 10-K, with management of the Company and representatives of PwC, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures. Management and representatives of PwC advised the Committee that the audited financial statements were prepared and presented fairly in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters. Representatives of PwC confirmed that they had discussed, with the Committee, all of the matters required by auditing standards of the Public Company Accounting Oversight Board to be communicated, including, but not limited to, matters required by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and by Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

The Audit Committee also discussed, with representatives of PwC, matters relating to their independence from the Company, including audit and non-audit services and fees. The Committee also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

Based on the discussions and reviews noted above, management’s report on internal control over financial reporting and the report of PwC, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS,

Michael A. Stein (Chairman)

James N. Bailey

Andrew S. Garb

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Getty Images’ Nominating and Corporate Governance Committee is responsible, among other duties, for identifying and recommending individuals qualified to become members of the Board of Directors of Getty Images. The Committee is also responsible for evaluating the Board and the effectiveness of the Committee, and developing, updating as necessary and recommending to the Board corporate governance principles and policies applicable to the Company. The Committee’s original Charter was adopted by the Board of Directors on December 17, 2002, and was amended most recently on December 10, 2004, with such amendments to be effective prospectively from that date (a copy of which may be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com). The Committee’s process used to identify and evaluate nominees for the Board of Directors and the minimum qualifications for nominees are included in the Charter.

The members of the Committee are Messrs. Christopher H. Sporborg and James N. Bailey, with Mr. Bailey serving as the Chairman. The Board of Directors has affirmed that each of the members of the Committee is independent for purposes of the New York Stock Exchange listing standards. The Committee held three formal meeting and numerous informal meetings during 2004 to carry out its responsibilities.

The Committee will consider stockholder-recommended candidates for the Board of Directors. Stockholders may communicate their nominations for the Board by sending an email to nominations@gettyimages.com, or by sending a written nomination to Nominating and Corporate Governance Committee, c/o General Counsel’s Office, Getty Images, Inc., 601 North 34th Street, Seattle, Washington 98103. Each stockholder recommendation should include at a minimum the candidate’s name, biographical information and qualifications, and acknowledgment from the candidate that such person is willing to be nominated and to serve as a Director if elected. The Committee will consider stockholder recommendations regarding potential nominees for next year’s annual meeting of stockholders if such recommendations are received by the Committee prior to the deadline for stockholder proposal submissions as described in “What are the rules regarding stockholder proposals for the 2005 and 2006 meetings?”

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE OF

THE BOARD OF DIRECTORS,

James N. Bailey (Chairman)

Christopher H. Sporborg

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, our independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2005. PricewaterhouseCoopers LLP has audited our financial statements since 1995. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if the representative so desires and to respond to questions from the stockholders. The following table presents the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003:

		2004	2003
(1)	Audit Fees (including audits of our annual financial statements, our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits of our foreign subsidiaries, and work related to the exchange offer involving our convertible subordinated debt)	$1,363,785	$912,950

(2)	Audit-related Fees (including due diligence for a potential acquisition, and audit of an employee benefit plan)	33,349	78,178

(3)	Tax Fees (including tax compliance, advice, and planning)	37,509	139,183

(4)	All Other Fees	1,747	1,856

In 2004, 100% of the fees in categories (1) – (4) were approved by the Audit Committee. Two percent of the services included under the heading “Tax Fees” were approved by the Audit Committee pursuant to the de minimis exception set forth in Section 2-01(c)(7)(i)(c) of Regulation S-X. A copy of the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Policy”), which was adopted by the Audit Committee in March 2003 and amended most recently in June 2004, may be found in the Corporate Governance section of Getty Images’ web-site, located at www.gettyimages.com. The Policy sets forth the procedures and conditions under which services are pre-approved by the Audit Committee, such as audit services, audit-related services, and certain tax services; services that are pre-approved by the Audit Committee on a case-by-case basis; and services which the Company’s independent registered public accounting firm is prohibited from performing.

PERFORMANCE GRAPH

Set forth below is a graph comparing cumulative total stockholder returns on our common stock, the Russell 1000 Index, the New York Stock Exchange Market Index (the “NYSE Market Index”) and the CoreData (formerly Media General) Business Services Group Index (the “CoreData Group Index”).

The Russell 1000 Index includes the 1,000 largest U.S. companies based on market capitalization, with a median capitalization of component companies equal to $4.0 billion. Getty Images has been a part of the Russell 1000 Index since 2002, and had a market capitalization of $4.2 billion as at December 31, 2004. We believe that the Russell 1000 Index will be a better reference point for assessing the Company’s performance than the NYSE Index, which is designed to measure the performance of all common stocks listed on the NYSE, including ADRs, REITs and tracking stocks. We will not include the NYSE Market Index in future proxy statements.

The graph assumes that $100 was invested in Getty Images and each index on January 1, 2000 (as required by SEC rules) and that any dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARE CUMULATIVE TOTAL RETURN

AMONG GETTY IMAGES, INC., RUSSELL 1000 INDEX, NYSE MARKET INDEX

AND COREDATA GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2000

ASSUMES DIVIDENDS REINVESTED

*FISCAL YEAR ENDING DEC. 31 FOR EACH YEAR SHOWN

	1999*	2000*	2001*	2002*	2003*	2004*
GETTY IMAGES, INC.	100.00	65.47	47.02	62.51	102.57	140.87
COREDATA GROUP INDEX	100.00	74.49	74.03	54.74	74.25	85.99
NYSE MARKET INDEX	100.00	102.38	93.26	76.18	98.69	111.45
RUSSELL 1000 INDEX	100.00	91.16	78.75	60.69	77.41	84.75

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the common stock. Reporting Persons are also required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of copies of such reports received by the Company, or on written representations from certain Reporting Persons that no other reports were required for such persons, the Company believes that during fiscal year 2004, all Section 16(a) filing requirements were satisfied on a timely basis, except that option grants to Messrs. Bailey, Garb, Landau, Sporborg and Stein awarded immediately following our 2004 annual general meeting of stockholders on May 17, 2004, were not reported on a timely basis on Form 4. Each of these transactions was reported on a Form 5 for the fiscal year ended December 31, 2004, all of which were filed on February 4, 2005.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2004, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SEC, IS AVAILABLE ON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT

GETTY IMAGES, INC.

601 NORTH 34th STREET

SEATTLE, WASHINGTON 98103

ADDITIONAL INFORMATION

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by the Company. The cost of preparing, printing and mailing this proxy statement and soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. If they do so, they will not receive any additional compensation for these activities. We will, on request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

APPENDIX A

~~AMENDED AND RESTATED~~

GETTY IMAGES, INC.

2005 ~~1998 STOCK~~INCENTIVE PLAN

(Amended and Restated as of ~~March~~ May 3, 200~~2~~5)

~~AMENDED AND RESTATED~~ GETTY IMAGES, INC.

2005 ~~1998 STOCK~~ INCENTIVE PLAN

1. Purpose. The purposes of the ~~Amended and Restated~~ Getty Images, Inc. 2005 ~~1998 Stock~~ Incentive Plan (the “Plan”), which is an amendment and restatement of the Amended and Restated Getty Images, Inc. 1998 Stock Incentive Plan, are to attract, retain and motivate officers, employees, directors and consultants of GETTY IMAGES, INC., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company, and to encourage ownership by them of stock of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards, cash or other awards determined by the Committee.

“Award Agreement” means a written or electronic agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

A “Change in Control” of the Company, unless otherwise defined in an Award Agreement or in a written employment or services agreement between the Participant and the Company or a Subsidiary, shall be deemed to have occurred when:

(a) any Person (other than the Company, any Subsidiary or Affiliate of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 33 1/3 percent or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company,

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board,

(c) the shareholders of the Company shall approve and there shall occur a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or

(d) the shareholders of the Company shall approve and there shall occur a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

provided, however, that a Change in Control shall not be deemed to have occurred in the event of

(i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

(ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.

“Committee” means the (i) full Board, or (ii) Compensation Committee of the Board, any successor committee thereto, or (iii) any other committee appointed by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company, as may be adjusted pursuant to Section 15 hereof.

“Eligible Individuals” means the individuals described in Section 6 who are eligible to receive Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

“Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

“Stock Option” means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

3. Administration of the Plan.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to grant Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment or services with the Company or, subject to Section 16 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority. To the extent consistent with applicable law, the Board may authorize one or more officers of the Company to grant Awards to designated Eligible Individuals. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Board to delegate authority to an officer, and the Board may at any time rescind the authority delegated to an officer appointed hereunder or appoint a new officer. At all times, the officer appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Board. Any action undertaken by the officer in accordance with the Board’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the officer.

(e) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f) Separate Programs. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Eligible Individuals on such terms and conditions as determined by the Committee from time to time.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 21~~8~~(j)).

5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, 1~~3~~6,000,000 shares (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 9,000,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

(b) the Section 5 Limit shall be increased by:

(i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

(ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

(iii) the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

6. Eligible Individuals.

(a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers, employees, directors or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries.

(b) Maximum Awards ~~Number of Shares~~ per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, in respect of any fiscal year of the Company, no Eligible Individual shall receive grants of Awards with respect to ~~with respect to an aggregate of~~ more than 4,500,000 shares of Common Stock ~~in respect of any fiscal year of the Company~~or, for Awards of cash which are not directly related ~~unrelated~~to the ~~value~~price of Common Stock, a maximum of Five Million U.S. Dollars (US$5,000,000). For purposes of the preceding sentence, any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned.

7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards, cash or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award, or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment or services for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment or services for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

8. Stock Options.

(a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Stock Option and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof,

does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

(d) Method of Exercise. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

10. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

11. Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

12. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the ~~value~~price or future ~~value~~price of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are not directly related ~~unrelated~~to the ~~value~~price of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

13. Section 162(m) Awards.

(a) Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, cash or other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be “qualified performance-based compensation”, and the Committee shall have the power to impose such restrictions on Section 162(m) Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “qualified performance-based compensation”.

(b) Performance Goals. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) ~~net~~ revenues, (ii) net ~~earnings~~income, (iii) income from operations (including or excluding depreciation, amortization or other expenses)~~operating earnings or income~~, (iv) absolute and/or relative return on equity, ~~or~~ assets or invested capital, (v) earnings per share, (vi) cash flows (including, but not limited to, cash flows from operating activities or free cash flow), (vii) income before income taxes~~pretax profits~~, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price appreciation (including, but not limited to, absolute performance or performance relative to peer companies), ~~and (xii) performance relative to peer companies~~(xii) operating margin, (xiii) gross margin, (xiv) gross profit, (vx) market or economic value added, or (xvi) total stockholder return, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

(c) Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 13 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

14. Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the “alternate payee” under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

15. Recapitalization or Reorganization.

(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the Common Stock, the Committee shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock automatically granted pursuant to a formula program under the Plan, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

16. Change in Control. In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, and except as otherwise may be provided in an Award Agreement, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, and (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control. In the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company ~~is~~ (A) is not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

17. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Award shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

18. No Rights as a Stockholder. No Award shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the shares of Common Stock that are the subject of such Award, free of all applicable restrictions.

19. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

20. Participants in Foreign Countries. Without amending the Plan, the Committee may grant Awards to Eligible Individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote the achievement of the purposes of the Plan. The Committee shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations, and meet the objectives of the Plan.

21~~8~~. Miscellaneous.

(a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable tax purposes with respect to any grant of an Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to grants hereunder.

(d) Other Employee Benefit Plans. Amounts received by a Participant with respect to any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

(e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers Automated Quotation System or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(f) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(g) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(h) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(i) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(j) Effective Date. The original effective date of the Plan is February 9, 1998 (the “Effective Date”).

GETTY IMAGES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2005

The stockholder(s) of Getty Images, Inc., a Delaware corporation, whose signature(s) appear(s) on the reverse side of this Proxy, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at the headquarters of Getty Images, Inc. located at 601 North 34th Street, Seattle, WA 98103, on May 3, 2005 at 11:00 a.m. (Pacific Daylight Time) and hereby appoint(s) Elizabeth J. Huebner and Jeffrey L. Beyle, and either of them, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the stockholder(s) would possess if personally present, to vote the Getty Images, Inc. Common Stock of the stockholder(s) on the reverse side of this Proxy at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse of this Proxy, and to vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion, on such other matters that may properly come before the meeting and any postponements or adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF BOTH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE SAID PROXIES’ OWN DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

IMPORTANT - TO BE SIGNED AND DATED ON

    REVERSE SIDE

GETTY IMAGES, INC. P.O. BOX 11053 NEW YORK, N.Y. 10203-0053
New address:

Ú    DETACH PROXY CARD HERE    Ú

Complete, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

Proposal 1. To elect two (2) Class II directors for three-year terms.

								FOR	AGAINST	ABSTAIN
FOR both nominees listed below	☐	WITHHOLD AUTHORITY to vote for both nominees listed below	☐	* EXCEPTIONS	☐	Proposal 3.	To approve the proposal to amend the Amended & Restated Getty Images, Inc. 1998 Stock Incentive Plan, to rename it the Getty Images, Inc. 2005 Incentive Plan, to increase the number of shares available for award under the plan from 13,000,000 to 16,000,000, and to make certain other changes to the plan.	☐	☐	☐
Nominees: Christopher H. Sporborg, Mark H. Getty
(INSTRUCTIONS: To withhold authority to vote for an individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).
*Exceptions___________________________________________________________

		FOR	AGAINST	ABSTAIN
Proposal 2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐	If you have comments mark this box	☐
					To change your address, please mark this box and indicate new address in the space provided on the reverse side of this card.	☐

SCAN LINE (FPO)

This proxy card should be signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

__________________________________	_________________________________
Date Stockholder sign here	Co-Stockholder sign here